UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                October 21, 2004

                                TriCo Bancshares
             (Exact name of registrant as specified in its charter)

       California                   0-10661                   94-2792841
------------------------        ---------------          --------------------
     (State or other         (Commission File No.)         (I.R.S. Employer
     jurisdiction of                                      Identification No.)
incorporation or organization)

                 63 Constitution Drive, Chico, California 95973
--------------------------------------------------------------------------------
              (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:(530) 898-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


Item 2.02:  Results of Operations and Financial Condition
---------------------------------------------------------

On October 21, 2004 TriCo Bancshares announced their quarterly earnings for the period ended September 30, 2004. A copy of the press release is attached as
Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01: Exhibits
-------------------

        99.1     Press release dated October 21, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            TRICO BANCSHARES

Date:  October 21, 2004       By:  /s/ Thomas J. Reddish
                                   --------------------------------------
                                   Thomas J. Reddish, Executive Vice
                                   President and Chief Financial Officer
                                   (Principal Financial and Accounting
                                   Officer)


INDEX TO EXHIBITS

Exhibit No.                Description
-----------                --------------------------------------------

    99.1                   Press release dated October 21, 2004

PRESS RELEASE                                     Contact:   Thomas J. Reddish
For Immediate Release                             Executive Vice President & CFO
                                                  (530) 898-0300


               TRICO BANCSHARES ANNOUNCES RECORD HIGH EARNINGS IN
                               THIRD QUARTER 2004

CHICO, Calif. - (October 21, 2004) - TriCo Bancshares (NASDAQ: TCBK), parent company (the "Company") of Tri Counties Bank (the "Bank"), today announced record quarterly earnings of $5,203,000 for the quarter ended September 30, 2004. This represents a 19.9% increase when compared with earnings of $4,338,000 for the quarter ended September 30, 2003. Diluted earnings per share for the quarter ended September 30, 2004 increased 18.5% to $0.32 from $0.27 for the quarter ended September 30, 2003. Total assets of the Company increased $132 million (9.2%) to $1.573 billion at September 30, 2004 versus $1.441 billion at September 30, 2003. Total loans of the Company increased $196 million (21.1%) to $1.126 billion at September 30, 2004 versus $930 million at September 30, 2003. Total deposits of the Company increased $96 million (8.0%) to $1.292 billion at September 30, 2004 versus $1.196 billion at September 30, 2003. Diluted earnings per share for the nine months ended September 30, 2004 and 2003 were $0.91 and $0.78, respectively, on earnings of $14,827,000 and $12,205,000, respectively.

"Tri Counties Bank continues to grow at an outstanding level and we are prepared to handle our anticipated rapid rate of expansion next year," said Richard Smith, President and Chief Executive Officer. "We are opening six new branches in the Sacramento area in the next year. We are excited about the opportunities this creates to add customers that enhance our source of low cost deposits, service charges and fee revenue. Additionally, loan demand continues to be strong and the credit quality of our loan portfolio remains high."

The increase in earnings for the quarter ended September 30, 2004 over the year-ago quarter was due to a $2,657,000 (16.8%) increase in net interest income to $18,457,000, and a $1,155,000 (22.2%) increase in noninterest income to $6,361,000. The increase in net interest income was due to a $222 million (25.3%) increase in average loan balances to $1.098 billion, and a 0.11% increase in fully tax-equivalent net interest margin to 5.35% during the quarter ended September 30, 2004 compared to the year-ago quarter.

The following table shows the components of noninterest income for the three-month periods ended September 30, 2004 and 2003, and the changes therein:

                                                             Three Months Ended September 30,
                                                           2004              2003           Change
         Service charges on deposit accounts             $ 3,399           $ 3,208          $ 191
         ATM fees and surcharges                             693               566            127
         Other service fees                                  342               (56)           398
         Mortgage servicing valuation provision               -               (600)           600
         Gain on sale of loans                               258               936           (678)
         Commissions on sale of
              nondeposit investment products                 578               396            182
         Gain on sale of investments                          -                 97            (97)
         Gain on sale of fixed assets                          8                -               8
         Gain on sale of other real estate                   384                -             384
         Increase in cash value of life insurance            352               446            (94)
         Other noninterest income                            347               213            134
                                                       ---------         ---------      ----------
         Total noninterest income                        $ 6,361           $ 5,206        $ 1,155


Service charges on deposit accounts, ATM fees and surcharges, other service fees and mortgage servicing valuation provision increased $1,316,000 (42.2%) to $4,434,000 during the quarter ended September 30, 2004 compared to $3,118,000 in the year-ago quarter. The increases in these categories are primarily due to an increase in number of customers as a result of the Bank's continued de-novo expansion and penetration of existing markets, and a decrease in mortgage refinance activity which resulted in higher net service fees, and value of servicing, related to mortgages the Company services for others. During the third quarter of 2003, when refinance activity was high, the Company recorded a $600,000 valuation allowance for its mortgage servicing portfolio. During the first quarter of 2004, as refinance activity slowed, the Company recovered $30,000 of the $600,000 valuation allowance. During the second quarter of 2004, as refinance activity continued to slow, the Company recovered the remaining $570,000 of this valuation allowance. As of September 30, 2004, the Company serviced $371 million of residential mortgage loans for others, $363 million of which is subject to potential valuation allowance. As of September 30, 2004, this servicing portfolio has an estimated market value of $3.5 million, and is recorded in the Company's consolidated financial statements at $3.5 million. The decrease in gain on sale of loans is also due to the slowdown in mortgage refinance activity that peaked in the middle of 2003.

The increases in net interest income and noninterest income were partially offset by a $1,150,000 (767%) increase in provision for loan losses to
$1,300,000, and a $1,040,000 (7.4%) increase in noninterest expense to $15,089,000 in the quarter ended September 30, 2004 versus the year-ago quarter. The increase in provision for loan losses is mainly due to loan growth of $48 million during the quarter ended September 30, 2004 as loan quality remains high and loan charge-offs were moderate. During the quarter ended September 30, 2004, net loan charge-offs were $613,000 or 0.22% of average outstanding loans on an annualized basis. As of September 30, 2004, nonperforming loans net of government guarantees, and the allowance for loan losses were 0.44% and 1.44%, respectively, of outstanding loans. The ratio of the allowance for loan losses to nonperforming loans was 329% at September 30, 2004. The increase in noninterest expense was mainly due to salary and benefit expense related to the addition of de-novo branches in Roseville (November 2003), Folsom (December
2003), and Turlock (April 2004), and regular salary increases.

As previously announced on March 11, 2004, the Board of Directors of TriCo Bancshares approved a two-for-one stock split of its common stock at its meeting held on March 11, 2004. The stock split was effected in the form of a stock dividend and provided each stockholder of record at the close of business on April 9, 2004 one additional share for every share of TriCo common stock held on that date. Shares resulting from the split were distributed on April 30, 2004. As of September 30, 2004, the Company had 15,698,000 common shares outstanding. All per share amounts for prior periods have been restated to reflect the stock split.

As of October 21, 2004, the Company had purchased 222,600 shares of its common stock under its stock repurchase plan announced on July 31, 2003 and amended on April 9, 2004, which leaves 277,400 shares available for repurchase under the plan.

In addition to the historical information contained herein, this press release contains certain forward-looking statements. The reader of this press release should understand that all such forward-looking statements are subject to various uncertainties and risks that could affect their outcome. The Company's actual results could differ materially from those suggested by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, variances in the actual versus projected growth in assets, return on assets, loan losses, expenses, rates charged on loans and earned on securities investments, rates paid on deposits, competition effects, fee and other noninterest income earned as well as other factors. This entire press release should be read to put such forward-looking statements in context and to gain a more complete understanding of the uncertainties and risks involved in the Company's business.

TriCo Bancshares and Tri Counties Bank are headquartered in Chico, California. Tri Counties Bank has a 28-year history in the banking industry. Tri Counties Bank operates 33 traditional branch locations and 12 in-store branch locations in 21 California counties. Tri Counties Bank offers financial services and provides a diversified line of products and services to consumers and businesses, which include demand, savings and time deposits, consumer finance, online banking, mortgage lending, and commercial banking throughout its market area. It operates a network of 57 ATMs and a 24-hour, seven days a week telephone customer service center. Brokerage services are provided at the Bank's offices by the Bank's association with Raymond James Financial, Inc. For further information please visit the Tri Counties Bank web-site at http://www.tricountiesbank.com.



                                      TRICO BANCSHARES - CONSOLIDATED FINANCIAL DATA
                                 (Unaudited. Dollars in thousands, except per share data)
                                                    Three months ended

                                              -----------------------------------------------------------------------------
                                               September 30,     June 30,       March 31,     December 31,  September 30,
                                                   2004            2004           2004            2003           2003
                                              -----------------------------------------------------------------------------
Statement of Income Data
      Interest income                                $ 21,951       $ 20,628        $ 19,912       $ 20,354       $ 19,105
      Interest expense                                  3,494          3,087           3,014          3,224          3,305
      Net interest income                              18,457         17,541          16,898         17,130         15,800
      Provision for loan losses                         1,300          1,300             650            800            150
      Noninterest income:
         Service charges and fees                       4,434          4,910           4,083          3,939          3,118
         Other income                                   1,927          2,032           1,672          1,814          2,088
      Total noninterest income                          6,361          6,942           5,755          5,753          5,206
      Noninterest expense:
         Salaries and benefits                          8,319          8,440           8,167          7,741          7,460
         Intangible amortization                          343            343             331            330            325
         Other expense                                  6,427          6,629           5,848          6,388          6,264
      Total noninterest expense                        15,089         15,412          14,346         14,459         14,049
      Income before taxes                               8,429          7,771           7,657          7,624          6,807
      Net income                                      $ 5,203        $ 4,847         $ 4,777        $ 4,683        $ 4,338
Share Data(1)
      Basic earnings per share                         $ 0.33         $ 0.31          $ 0.31         $ 0.30         $ 0.28
      Diluted earnings per share                         0.32           0.30            0.29           0.29           0.27
      Book value per common share                        8.64           8.20            8.28           8.17           7.95
      Tangible book value per common share             $ 7.33         $ 6.87          $ 6.92         $ 6.79         $ 6.55
      Shares outstanding                           15,697,817     15,639,897      15,635,522     15,668,248     15,692,002
      Weighted average shares                      15,672,300     15,639,556      15,616,540     15,693,494     15,700,748
      Weighted average diluted shares              16,247,422     16,215,160      16,212,845     16,296,892     16,189,928
Credit Quality
      Non-performing loans, net of
          government agency guarantees                $ 4,931        $ 3,886         $ 5,265        $ 4,394        $ 6,072
      Other real estate owned                               -            628             924            932          1,545
      Loans charged-off                                   687            177             188            859            551
      Loans recovered                                    $ 74          $ 110            $ 62          $ 372          $ 406
      Allowance for loan losses to total loans          1.44%          1.44%           1.44%          1.40%          1.45%
      Allowance for loan losses to NPLs                  329%           400%            272%           313%           222%
      Allowance for loan losses to NPAs                  329%           344%            231%           259%           177%
Selected Financial Ratios
      Return on average total assets                    1.34%          1.29%           1.33%          1.29%          1.25%
      Return on average equity                         15.57%         14.97%          14.80%         14.71%         14.09%
      Average yield on loans                            6.87%          6.82%           6.90%          7.17%          7.41%
      Average yield on earning assets                   6.35%          6.18%           6.30%          6.41%          6.32%
      Average rate on earning liabilities               1.25%          1.14%           1.18%          1.26%          1.36%
      Net interest margin (fully tax-equivalent)        5.35%          5.27%           5.35%          5.41%          5.24%
      Total risk based capital ratio                    12.4%          12.4%           11.5%          11.6%          11.7%
      Tier 1 Capital ratio                              11.0%          10.9%           10.3%          10.4%          10.6%

(1)      Share and per share data for all periods have been adjusted to reflect the 2-for-1 stock split announced
         March 11, 2004 payable on April 30, 2004 to shareholders of record on April 9, 2004.




                                      TRICO BANCSHARES - CONSOLIDATED FINANCIAL DATA
                                 (Unaudited. Dollars in thousands, except per share data)
                                                       Three months ended
                                                  -------------------------------------------------------------------------
                                                  September 30,    June 30,      March 31,     December 31,  September 30,
                                                       2004          2004           2004           2003          2003
                                                  -------------------------------------------------------------------------
Balance Sheet Data
      Cash and due from banks                           $ 64,318      $ 65,512       $ 55,568       $ 80,603      $ 66,747
      Fed funds sold                                           -             -              -            326         1,900
      Securities, available-for-sale                     292,966       309,163        312,657        316,436       350,941
      Loans
         Commercial loans                                151,998       146,262        131,759        142,252       152,477
         Consumer loans                                  384,560       357,901        334,221        319,029       297,186
         Real estate mortgage loans                      527,808       518,696        465,429        458,369       420,312
         Real estate construction loans                   62,057        55,605         62,656         61,591        60,066
      Total loans, gross                               1,126,423     1,078,464        994,065        981,241       930,041
      Allowance for loan losses                          (16,216)      (15,529)       (14,297)       (13,773)      (13,460)
      Premises and equipment                              20,118        18,996         19,288         19,521        19,787
      Cash value of life insurance                        40,196        39,844         39,412         38,980        38,644
      Intangible assets                                   20,589        20,931         21,274         21,604        21,992
      Other assets                                        25,103        27,792         22,476         23,817        24,611
      Total assets                                     1,573,497     1,545,173      1,450,443      1,468,755     1,441,203
      Deposits
         Noninterest bearing demand deposits             298,319       282,292        260,299        298,462       267,148
         Interest bearing demand deposits                224,619       224,552        222,986        220,875       211,219
         Savings deposits                                474,345       476,798        488,915        441,461       426,340
         Time certificates                               294,858       283,710        267,739        276,025       291,145
      Total deposits                                   1,292,141     1,267,352      1,239,939      1,236,823     1,195,852
      Fed funds purchased & repurchase agreements         57,300        66,000         16,300         39,500        55,700
      Other liabilities                                   19,971        19,397         21,194         20,966        21,312
      Other borrowings                                    27,159        22,866         22,877         22,887        22,894
      Junior subordinated debt                            41,238        41,238         20,619         20,619        20,619
      Total liabilities                                1,437,809     1,416,853      1,320,929      1,340,795     1,316,377
      Total shareholders' equity                         135,688       128,320        129,514        127,960       124,826
      Accumulated other
         comprehensive income (loss)                       1,155        (1,984)         2,426          1,814         1,223
      Average loans                                    1,098,442     1,029,425        970,793        951,669       876,068
      Average interest earning assets                  1,399,342     1,351,774      1,281,032      1,285,905     1,226,453
      Average total assets                             1,552,743     1,505,261      1,440,953      1,447,137     1,384,672
      Average deposits                                 1,275,599     1,252,472      1,231,704      1,216,223     1,185,059
      Average total equity                             $ 133,628     $ 129,481      $ 129,133      $ 127,374     $ 123,168
